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                        INCENTIVE STOCK OPTION AGREEMENT
                                 August 9, 1995


     THIS AGREEMENT is made as of August 9, 1995 by and between Dr. Lon E. Bell ("Bell") and R. John Hamman, Jr. ("Optionee").

                                 R E C I T A L S

A. Bell is a founder and principal shareholder of Amerigon Incorporated (The "Company").

B.   Optionee is an employee of the Company.

C. Bell grants to Optionee an option to acquire shares of the Company's Class A common Stock ("Common Stock") owned by Bell ("Bell Shares"), some of which shares ("Bell Escrow Shares") are held in escrow (the "Escrow") pursuant to a certain Escrow Agreement by and among Bell, D. H. Blair Investment Banking Corporation (the "Underwriter"), an escrow agent and certain other shareholders of the Company (the "Escrow Agreement").

                                A G R E E M E N T

NOW, THEREFORE in consideration of the foregoing premises and the mutual covenants contained herein the parties hereto agree as follows:

1. Grant of Option. Bell hereby grants to Optionee, subject to the vesting schedule set forth herein, an option to acquire 10,000 Bell Shares, of which 2,500 are not held in Escrow (the "Unrestricted Shares"), and 2,500 are held in the Escrow Target 1, as described on page 42 of the Company's stock prospectus dated June 10, 1993, and 5,000 are subject to Escrow Target 2, as described in the same prospectus.

2. Option Price. Subject to the terms and conditions hereof, Optionee may purchase the Option Shares at the price of $12.00 per share.

3. Term. This Option shall expire on the day before the fifth (5th) anniversary of the Grant Date, unless such Option shall have been terminated prior to that date in accordance with the provisions of this Agreement. The terms "Parent" and "Subsidiary" herein mean a parent corporation or a subsidiary corporation, as such terms are defined in
     Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended ("the Code").

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Incentive Stock Option Agreement
R. John Hamman, Jr.
August 9, 1995

4. Shares Subject to Exercise. This option vests 8/9/1996. The 2,500 Unrestricted shares shall be subject to exercise on and after 8/9/1996. As to the Escrow Shares, this Option vest only in the event and to the extent the financial objectives for release of Bell Escrow Shares from Escrow, as provided in the Escrow Agreement, are met and Bell Escrow Shares are released from Escrow. All such shares shall thereafter remain subject to exercise for the term specified in Paragraph 3 hereof, provided that Optionee is then and has continuously been in the employ of the Company, a Parent or a Subsidiary, subject, however, to the provisions of Paragraph 7 hereof.

5. Method and Time of Exercise. The Option may be exercised by written notice delivered to Bell stating the number of shares with respect to which the Option is being exercised, together with a check made payable to Bell in the amount of the purchase price of such shares and a check made payable to the Company in the amount of applicable federal, state, and local withholding taxes and the written statement provided for in Paragraph 13 hereof. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchased under such Option at the time. Only whole shares may be purchased.

6. Tax Withholding. As a condition to exercise of this Option, Bell may require Optionee to pay to the Company all applicable federal, state, and local taxes which the Company is required to withhold with respect to the exercise of this Option.

7. Termination of Employment or Other Relationship. Upon termination of Optionee's employment with or upon Optionee's ceasing to perform other services for the Company, a Parent or Subsidiary, Optionee's rights to exercise this Option shall be only as follows (in no case do the time periods referred to below extend the term specified in this Option):

     a. Death or Disability. Upon the death of Optionee, this Option may be exercised (to the extent exercisable at Optionee's death), unless it otherwise expires, within three months after the date of Optionee's death by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of interstate succession. Upon the disability (within the meaning of Section 22(e)(3) of the Code) of an Optionee, this Option may be exercised (to the extent exercisable as of the date of disability), unless it otherwise expires, within two years after the date of Optionee's disability.

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Incentive Stock Option Agreement
R. John Hamman, Jr.
August 9, 1995

     b. Retirement. Upon the retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Company), of an employee or the cessation of services provided by a former employee as a consultant or director this Option may be exercised (to the extent exercisable at the date of such termination or cessation) by Optionee within two years after the date of Optionee's retirement or cessation of services.

     c. Other Termination. In the event Optionee leaves the employ of the Company or ceases to provide services to the Company for any reason other than as set forth in (a) and (b) above, this Option shall terminate at the earlier of six months after the date: (A) Optionee's employment terminates, or (B) Optionee ceases providing services to the Company. The foregoing shall not extend this Option beyond the term specified herein and this Option shall be exercisable only to the extent exercisable at the date of termination of employment or cessation of services.

8. Nontransferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime and after Optionee's death, by Optionee's personal representative or by the person entitled thereto under Optionee's will or the laws of interstate succession.

9. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to Optionee upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates or certificates are issued.

10. No Right to Employment. Nothing in this Option shall confer upon the Optionee any right to continue in the employ of the Company or to continue to perform services for the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate any officer, director, employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.

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Incentive Stock Option Agreement
R. John Hamman, Jr.
August 9, 1995

11.  Adjustment of Shares; Termination of Options.

     a. Adjustment of Shares. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events, an appropriate adjustment shall be made in the number of shares set forth in Paragraph 4 hereof, and in the number of shares and the option price per share specified in this Agreement with respect to any unpurchased shares. Appropriate adjustments for any options to purchase fractional shares shall also be made. However, no fractional shares shall be transferred.

     b. Termination of Options on Merger, Sale of Liquidation of the Company. In the event of any merger, consolidation of other reorganization of the Company in which the Company is not the surviving or continuing corporation or in the event of the liquidation or dissolution of the Company, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is a written agreement with respect thereto between Optionee and Bell, which expressly provides otherwise.

12. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in this Agreement.

13. Restrictions on Sale of Shares. Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 as amended, a registration statement relating to the shares issued to Optionee, Optionee will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof Optionee will furnish to Bell and the Company a written statement of such effect, satisfactory to Bell and the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this option under the provisions of Paragraphs 7 and 8 hereof shall, upon each exercise of the option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Bell and the Company a written statement to the same effect, satisfactory to Bell and the Company in form and substance.

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Incentive Stock Option Agreement
R. John Hamman, Jr.
August 9, 1995

14. Complete Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subjective matter hereof and supersedes all previous and contemporaneous oral and written negotiations, commitments, writings and understandings between the parties with respect to the subject matter hereof.

15. Notices. All notices to Bell shall be addressed to Bell at the principal office of the Company at the address set forth below and all notices to Optionee shall be addressed to Optionee at the address set forth below, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when deposited with the United States Postal Service, in a properly addressed sealed envelope, postage prepaid. In lieu of giving notice by mail as aforesaid, written notice under this Agreement may be given by personal delivery to Optionee or to Bell (as the case may be).

16. Sale or Other Disposition. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any shares, of Common Stock acquired by exercise of this Option will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.

17. Hold-Back Agreement. In accepting the grant of this Option, Optionee hereby agrees that in the event of an initial or subsequent public offering of the Company's securities pursuant to which any of the Company's securities are registered under the Securities Act, Optionee will agree to refrain from selling or transferring any of the Common Stock issued or issuable upon exercise of this Option as required by the Underwriter for a period of up to 13 months after the closing date of such offering and to sign a holdback agreement with respect thereto if requested by the Underwriter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                             OPTIONEE

By      /s/ Lon E. Bell                /s/ R. John Hamman, Jr.
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        Dr. Lon E. Bell                    R. John Hamman, Jr.

Address:  Dr. Lon E. Bell
          Amerigon Incorporated
          1201 E. Huntington Drive
          Monrovia, CA  91016